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                                      EXHIBIT 21

                         Subsidiaries Of The Registrant


                                                                Percentage
                                      Jurisdiction of       Voting Securities
                                      Incorporation               Held

Ameristone, Incorporated                Delaware                     100
Burwharf Corporation                    Delaware                     100
Mideast Construction Services, Inc.     Delaware                     100
Turner Investment Corporation           Delaware                     100
Universal Construction Company, Inc.    Delaware                     100
Trans-Con of Delaware Inc.              Delaware                     100
TDC of Texas, Inc.                      Delaware                     100
Turner Construction Company             New York                     100
  Turner Construction Company of Texas  Texas                        100
  The Lathrop Company, Inc.             Delaware                     100
     Service Products Buildings, Inc.   Ohio                         100
     Auburndale Company, Inc.           Ohio                         100
  Turner Caribe, Inc.                   Delaware                     100
  Caribe Investment Corporation         Delaware                     100
  Offshore Services, Inc.               Delaware                     100
  Turner International (U.S.V.I.), Inc. Delaware                     100
Turner Development Corporation          Delaware                     100
  TDC Corp. of Florida                  Delaware                     100
Turner International Industries, Inc.   Delaware                     100
  Turner (East Asia) Pte. Limited       Singapore                    100
  Turner International (UK) Limited     England                      100
  Turner International Limited          Bermuda                      100
  Turner International (Pakistan), Inc. Delaware                     100
Rickenbacker Holdings, Inc.             Delaware                     100
Rickenbacker Development Corporation    Delaware                     100

Other subsidiaries of the company are omitted since such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. All of the foregoing subsidiaries are consolidated in the financial statements.